Moody National REIT I, Inc POS EX

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in Supplement No. 5 to the Prospectus related to the Registration Statement (Form S-11 No. 333-150612) of Moody National REIT I, Inc. of our report dated March 31, 2011 appearing in  Supplement No. 5 to the Prospectus, which is a part of the Registration Statement, and to the reference to us under the heading “Experts” in Supplement No. 5 to the Prospectus, which is part of the Registration Statement.

/s/ Pannell Kerr Forster of Texas, P.C.
Houston, Texas
April  13, 2011